Exhibit 10.68

CONSTRUCTION AGREEMENT WITH A FIXED GLOBAL PRICE

By this private instrument, on the one hand,

NACCO MATERIALS HANDLING GROUP BRASIL LTDA., a legal entity of private law registered with the CNPJ/MF under No. 57.014.896/0001-85, with head offices in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, No. 22.777, Bairro Santo Amaro, herein represented by its president, HUGO MORAES BARROS, Brazilian, engineer, married, bearer of Brazilian identity card No. 7.772.886/SSP-SP, and registered with the CPF/MF under No. 026.994.588-13, hereinafter referred to as “CONTRACTING PARTY”;

and, on the other hand,

CONSTRUTORA TODA DO BRASIL S/A, a legal entity of private law registered with the CNPJ/MF under No. 43.362.441/0001-46, with head offices in the City of São Paulo, State of São Paulo, at Rua Manoel de Nóbrega, No. 1.280, 3rd floor, herein represented by its president, SATOSHI MIKAMI, architect, married, bearer of identity card RNE No. V 762238-V, and registered with the CPF/MF under No. 234.929.418-85, and its manager-director TETSUYA YAMADA, graduate in literature, married, bearer of identity card RNE No. V726273-X and registered with the CPF/MF under No. 234.669.328-66, hereinafter referred to as “CONTRACTOR”;

Whereas the CONTRACTING PARTY is the owner of a 62,296m2 area located in the City of Itu, State of São Paulo, at Rodovia Presidente Castelo Branco (SP-280), Km 76 + 447.84m, registered under Title Record [Matrícula] nr. 084829 with the Land Registry of the Judicial District of Itu – SP ("Property”);

Whereas the CONTRACTING PARTY intends to implement on such Property a new industrial facility for the production of electric and combustion forklifts, including factory areas, a technical office, a painting room, restaurant, clinic, parts storage area, changing and leisure rooms, a utilities sector, as well as lobbies and parking areas, amounting to a total area for construction estimated at 15,000m2 (“Project”);

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Whereas the CONTRACTING PARTY has accepted the CONTRACTOR’s business proposal, the last consolidated version of it is dated of October 30 2013 under the number 12.762/12-M, that forms an integral part of this Agreement and a complementary part thereof in the form of Annex I (“Business Proposal”), for the full execution of the work required for the construction and implementation of the Project, under the terms and conditions outlined in the plans attached hereto, for such purposes supplying all the required workforce, services, materials and equipment, as well as rendering all the services required for the work to be performed and/or arising there from (“Work”) and, upon termination of such, obtaining the full regularization from any and all relevant authorities in any area or sphere for the construction and implementation of the Project;

The Parties hereby enter into this “Construction Agreement With a Fixed Global Price” (“Agreement”), which shall be governed by the clauses and conditions below, which the Parties undertake to fulfill.
1.PURPOSE
1.1.    The purpose of this Agreement is the rendering of services and supply of workforce, material and equipment by the CONTRACTOR, under a construction agreement with a fixed global price, in the terms and conditions of the Business Proposal, for the construction and implementation of the Project.
1.1.1. The scope of the services here contracted, in addition to those outlined in the Business Proposal, includes possible loss of materials, as well as the costs of application, consumer and finishing materials, machines, equipment, accessories, tools, vehicles, transport in general, loading and unloading, moving of equipment and materials within the area of the Project freight, supervision, security, service management, tests, inspections during the possible acquisition and production of equipment, enabling the execution of the CONTRACTING PARTY’s tests, any and all costs and charges in relation to the possible importation of materials, direct and indirect workforce, always duly registered, social security, labor and social security charges, remunerations, accommodation and overnight stays, personal transport, meals, individual and collective protection equipment, uniforms, mobilization and demobilization, insurance herein indicated, taxes, duties, fees, earnings, papers, printing, consumer materials, maintenance and cleaning materials, energy consumption, water, expenses on communication; in summary, any and all costs necessary

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and relevant to the construction and implementation of the Project, be they inherent or related and which are not expressly excluded from this Agreement.

1.2.    Furthermore, the services to be rendered by the CONTRACTOR shall include the preparation of all definite architectural projects, both the basic and the executive, as well as obtaining their respective approvals from the relevant bodies, including the local Municipality and the Fire Department.
1.3.    The scope of the services hereunder shall include, furthermore, the obtaining by the CONTRACTOR of all necessary permits and licenses for the execution of the Work of the Project, as well as those related to the approval of the Work of the Project and its respective construction, including but not limited to the Occupancy License (“Habite-se”) and the Fire Department Inspection Certificate.
1.4. The CONTRACTOR shall render the services that are contemplated hereof with the aim of meeting the best standards in terms of the deadline, quality and cost, as well as in terms of complying with all applicable legislation and the technical specifications of the Brazilian Association of Technical Standards (“ABNT”), the public service concessionaires and other applicable service providers, including, but not limited to, the positions adopted by the municipal, state and federal authorities, especially in relation to the applicable environmental and civil legislation, as well as others applicable to the Work of the Project, in accordance with the annexes which form an integral part of this Agreement, such as listed below:
Annex I – Business Proposal and its annexes;
Annex II – Plans and Specifications for the Work of the Project;
Annex III – Physical and Financial Chronogram;
Annex IV – List of Materials and Services to be directly invoiced to the CONTRACTING PARTY;
Annex V – Chronogram of “Milestone Dates”.
1.5. The CONTRACTOR declares, for all purposes of the law, that it was responsible for the preparation of all the plans already executed, and all the ANNEXES, which are part of this Agreement, having examined them in detail, especially in terms of its enforceability,

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security and the final guarantee of the quality of the services here contracted, such being understood in their entirety. The CONTRACTOR declares that the plans meet all statutory and regulatory requirements set out by Brazilian Law. The CONTRACTOR hereby formally accepts them, declaring that it is able to execute them in the manner outlined in the ANNEXES hereto, as well as all the other guidelines established by the CONTRACTING PARTY, taking responsibility for the correct execution of the Project and, after its conclusion, for its solidity and security, under the terms of the current applicable legislation.
1.6. The CONTRACTOR hereby declares that it is aware of and in agreement that the detailed definitive plans to be presented for the approval of the Project before the relevant bodies shall involve only the information contemplated in the ANNEXES hereto and that any and all alterations required to such detailed definitive plans shall be previously submitted to the examination and approval in writing of the CONTRACTING PARTY. Once the definitive plans are approved by the relevant bodies, no alteration in the execution of the plans is permitted or, therefore, in the execution of the Project, with such a possibility of alteration only being admitted with the prior and express approval in writing of the CONTRACTING PARTY, as well as of the relevant bodies, as the case may be. Should the CONTRACTOR understand that there are technical contributions that may require a possible modification and/or adjustment to the plans and execution of the Work of the Project, the CONTRACTOR will communicate this understanding to the CONTRACTING PARTY, which shall analyze it and inform its position in writing on the matter.
1.7. The CONTRACTOR further declares that it is aware of the local conditions and has a full understanding of the nature of the land conditions upon which it shall be executing the contracted services, as well as all the difficulties and restrictions involved in its execution. The CONTRACTOR also declares that the quote that led to this Agreement was drafted following a detailed inspection and analysis of such conditions, difficulties and restrictions, and cannot, therefore, allege a lack of knowledge of any services, prices or conditions of execution, to justify any possible additional costs, delays or restrictions in the performance of the Work of the Project.
1.7.1. Notwithstanding the provision established in the previous clause, the Parties hereby agree that the days in which the services of the Work are halted due to the rain and its effects, such being duly proven to have affected the progress of the Work, shall be added

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to the term for the conclusion of the Work of the Project, provided that such are registered in the “Works Log” book and recognized by the CONTRACTING PARTY or its representative under the terms established herein.

1.8. The CONTRACTING PARTY may, at any time, introduce modifications to the plan as well as specifications or services. In this case, the Parties undertake to examine the necessity of obtaining prior approval from the relevant authorities, being the CONTRACTOR responsible for drafting the relevant quote and the chronogram for the performance of such modifications. The CONTRACTOR shall submit the relevant quote and the chronogram for the performance of such modifications for the approval of the CONTRACTING PARTY within a maximum of ten (10) days as from the CONTRACTING PARTY’s request. The CONTRACTING PARTY shall have ten (10) business days to analyze and approve, in writing, the relevant quote and the chronogram for the performance of such modifications. If the Parties decide to implement the modifications requested by the CONTRACTING PARTY, they hereby agree that, unless in the event of an express and in writing disclaimer of the CONTRACTING PARTY, the term for implementing the architectural projects shall not be amended, as well as agree that the CONTRACTOR shall be responsible for obtaining the approval of the relevant bodies, if such approvals are required.
1.9. CONTRACTOR will comply with all policies and procedures of CONTRACTING PARTY including but not limited to security safety, and the CONTRACTING PARTY’s Business Partner Code of Conduct, available at www.hyster-yale.com and shall refrain from engaging in any illegal, unethical or deceptive practices. CONTRACTOR is not a party to any agreement, nor subject to any order, which (i) would prohibit or limit CONTRACTOR’s ability to provide the services contemplated under this Agreement, and to fully utilize all information, knowledge, and relationships known to CONTRACTOR, or (ii) might expose CONTRACTOR or CONTRACTING PARTY to any proceeding for damages or injunctive relief in connection with the execution and performance of this Agreement.
1.10. CONTRACTOR shall adequately protect CONTRACTING PARTY’s property and adjacent properties. CONTRACTOR, in performing the work, shall not interfere with the CONTRACTING PARTY’s business operations and will use its best efforts to reduce or minimize any interruption of CONTRACTING PARTY’s activities.

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1.11. CONTRACTOR affirms that it has not and agrees that it will not, in connection with the Services to be provided pursuant to this Agreement or in connection with any other business transactions involving CONTRACTING PARTY, make or promise to make any payment or transfer anything of value, directly or indirectly (i) to any government official or employee (including employees of government owned or controlled corporations) or any relatives of such persons; (ii) to any political party, official of a political party or candidate for any such government or political party office; or (iii) to any other person or entity if such payment or transfer would violate the U.S. Foreign Corrupt Practices Act or the laws of the country in which made. CONTRACTOR further acknowledges that it is the intent of the parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, or other unlawful or improper means of obtaining or retaining business, including but not limited to for the purpose of (i) influencing any act or decision by such person in his or her official capacity, or (ii) inducing him or her to use his or her influence with a government to affect, either by action or inaction, any act or decision of such government to obtain or retain business for the benefit of CONTRACTING PARTY. Notwithstanding anything to the contrary provided herein, any breach of this Clause by CONTRACTOR shall constitute a material default under this Agreement and shall entitle CONTRACTING PARTY to immediately terminate this Agreement without liability to CONTRACTOR.
2. TERM
2.1. The term for the execution and approval of the definitive plans of the Project before the relevant bodies shall be 2 (two) months counting from the date of this Agreement.
2.2. The term for the implementation and execution of the Work of the Project shall be 9 (nine) months, counting as from the CONTRACTING PARTY’s authorization for the start of the execution of the Work, whilst the date for the final conclusion of the Project, with the respective definitive acceptance of the services here contracted by the CONTRACTING PARTY, Municipal, State and/or Federal bodies (including environmental bodies), concessionaires of public services and similar, shall take place within the 9 (nine) months term above mentioned.
2.3. This term may only be extended should the Parties arrange for such by means of a Terms of Amendment to be signed by their legal representatives prior to the expiry of the initial term mentioned in Clauses 2.1 and 2.2. above.
2.4 The partial terms for execution of each stage of the Project Work are those established in the Milestone Dates Chronogram, as outlined in ANNEX V herein.

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2.5. Any delay by the CONTRACTOR in its compliance with the above-mentioned term, or with that of the Milestone Dates, shall mean that the CONTRACTING PARTY shall have the right not to approve the respective measurements and, therefore, not to make the respective resources available and not to authorize the payment of those installment(s) of the price contemplated in this Agreement that are due to mature, for a period of time equal to the recognized delay, payment of which shall be made once the CONTRACTOR’s delay has been amended, without interest, monetary adjustment or any other adjustment being applied, without prejudice to the applicability of the fine or penalty for termination established for cases or delay or non-compliance, as per the terms of this Agreement.
2.6. The CONTRACTING PARTY may, at its own discretion, request revisions to the chronograms, which shall be performed by the CONTRACTOR within the deadlines established by the CONTRACTING PARTY.
2.7. Given that the deadline for the conclusion of the services here contracted is an essential factor of this Agreement, the Parties hereby agree that any possible delay in the execution of the services shall lead to the application of the fines outlined in Clause 7 herein, without prejudice to the possibility of the CONTRACTING PARTY choosing to terminate this Agreement and to contract a third party company to complement the execution of the scope of this Agreement.
2.8. The noncompliance with the deadlines established herein shall only be permitted by the CONTRACTING PARTY when grounded in a proven reason stemming from an Act of God or force majeure, under the terms of article 393 of the Brazilian Civil Code. Subject to the provisions set out in Clause 2.11 below, under such a scenario, the CONTRACTOR pledges to exert its best efforts to make up the time in arrears.
2.9. For the effects of the contracting arranged herein, the Parties agree that an Act of God or force majeure is an event caused by events outside its control, including but not limited to wars, domestic revolutions or disturbances to the public order, earthquakes, fires and explosions and other phenomena that is exceptional to the natural order.
2.10 Any judicial decisions that determine the suspension or stoppage of the services, or, furthermore, that interfere in any way with the execution of this Agreement, shall be considered to be the same as those cases of force majeure described in this clause, except in the case the CONTRACTOR is responsible for or has contributed to the event.
2.11 Should the fact mentioned as being an Act of God or force majeure make it impossible to entirely fulfill the services for more than thirty (30) consecutive days, the CONTRACTING PARTY may opt to terminate the Agreement, without any onus or penalty, regardless of prior communication.

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2.12. The Parties agree that the occurrence of the events outlined below shall not be understood as being an Act of God or force majeure in any circumstance:
(i) Late delivery of materials caused by manufacturing congestion, excess of demand in the market, or by inefficiency or other similar acts;

(ii) Delays resulting from breakage, loss or expiry of materials, when such effects have not been caused by an Act of God or force majeure being duly proven and outlined in currently applicable legislation;
(iii) Delays caused by inefficiency on the part of the CONTRACTOR;
(iv) Personnel strike action, directly or indirectly related to the CONTRACTOR and to the execution of this Agreement, unless such strike arises from adherence to a sector-based and/or regional or national strike, as long as it is evidenced that it has affected the execution of the Work of the Project;
(v) Exchange and price variations or other costs;
(vi) Failure in obtaining governmental and/or environmental body authorizations that have not been affected by a change in the legislation during the course of this Agreement;
(vii) Adversities and/or problems arising from geological, hydrological or geotechnical issues, that have been detected in the drilling survey previously conducted on the Property and known by the CONTRACTOR;
(viii) The condition of the construction area, except for a halt in activities caused by archeological, paleontological or mineral reasons;
(ix) Financial problems on the part of the party that alleges an event caused by an Act of God or force majeure;
(x) Suspension or lack of transport, except that of a regional or national nature which affect the manufacture and delivery of materials and raw materials.
2.13. The CONTRACTOR shall communicate the occurrence of any of the above-mentioned facts to the CONTRACTING PARTY, in writing, and with evidenced grounds, within forty eight (48) hours.
2.14. Acceptance by the CONTRACTING PARTY of the reasons presented by the CONTRACTOR, in accordance with Clause 2.12 above, shall mean an extension of the contractual period for the activities affected, for, at most, the same number of days as those affected by the delay that the CONTRACTING PARTY has accepted as being justified by the CONTRACTOR, without prejudice to the provisions mentioned earlier in this Clause.

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2.15. Any possible claims in relation to the extension of the term required during the execution of the Agreement, shall be justified and formally presented by the CONTRACTOR within seventy two (72) hours of the triggering event, under the penalty of not being considered as having effect.

2.16. Subject to provisions set out in Clause 1.8 above, the execution by the CONTRACTOR of any possible additional or modifying services shall not mean the extension of the terms here established, unless the CONTRACTING PARTY considers the alteration of the terms to be fair in relation to a significant increase or alteration of the services.
2.17. Any possible alteration of the terms established herein shall not imply any alteration or increase in the prices agreed in this Agreement. In the event that the mentioned alteration is caused by the CONTRACTOR and, at its sole discretion, the CONTRACTOR decides that the work should be executed during periods different to those pre-arranged, such as on Saturdays, Sundays or at night times, in order to allow the deadlines established herein to be met, they shall be recognized as simple liberality on the part of the CONTRACTOR, not leading to any variation in the prices here agreed, or any obligation on the part of the CONTRACTING PARTY to remunerate the CONTRACTOR in addition to that agreed upon herein.
3. REMUNERATION
3.1. The Work shall be executed for the fixed global price of R$ 39,500,000.00 (thirty nine million and five hundred thousand Reais), in local currency, such sum to be paid as following:
the amount of R$ 4,740,000.00 (four million, seven hundred and forty thousand Reais), corresponding to 12% (twelve per cent) of the above-mentioned price, to be paid in accordance with Clause 4.1 of this Agreement;

(i) the amount of R$ 32,785,000.00 (thirty two million, seven hundred eighty-five thousand Reais), corresponding to 83% (eighty-three per cent) of the above-mentioned price, to be paid in strict observance of the monthly measurements, which shall comply with the Physical and Financial Chronogram (ANNEX III), in accordance with Clause 4.2 and followings of this Agreement;

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(ii)the remaining balance in the amount of R$ 1,975,000.00 (one million, nine hundred seventy-five thousand Reais), corresponding to 5% (five per cent) of the above-mentioned price, to be paid when the work is definitively concluded, in accordance with Clause 6 of this Agreement;

3.2 The above-mentioned global amount, for accounting and tax purposes, is based on the quote provided by the CONTRACTOR and composed by the following approximated amounts:

(i)R$ 18,565,000.00 (eighteen million, five hundred sixty-five Thousand Reais) equivalent to the purchase of materials;

(ii)R$ 9.085.000,00 (nine million, eighty-five Thousand Reais) equivalent to the coordination and execution of the services of the Work;

(iii)R$ 11,850,000.00 (eleven million, eight hundred fifty thousand Reais) equivalent to direct invoice of materials and services specified in the list contained in ANNEX IV.

3.2.1 Part of the materials and services used for the work of the Project shall be purchased by and invoiced to the CONTRACTING PARTY, as per the list mentioned in ANNEX IV, as part of the fixed global price herein agreed in accordance with clause 3.1. of this Agreement. These materials and services shall be provided by the CONTRACTOR, under its exclusive responsibility, and the respective invoices to be paid shall be delivered by the CONTRACTOR to the CONTRACTING PARTY.
3.2.2 Nonetheless the above-mentioned provision, it shall remain unaltered the responsibility of the CONTRACTOR in respect of the term, quality and guarantees of such materials and/or services to be implemented in the work of the Project. The CONTRACTOR is not exempt from its responsibility in accordance with this Agreement and the current applicable legislation in view of the form of remuneration of these suppliers/service providers.
3.3. The abovementioned price was stipulated in July/2013, in accordance with the Business Proposal, and on August, 1st, 2014, any remaining amount of the price to be paid in accordance with Clauses 4.1 and 4.3 below, shall be monetary readjusted only one time, in accordance with the variation of the Construction National Cost Index, calculated and divulged by Getúlio Vargas Foundation (“INCC-M/FGV”) from the last 12 (twelve)

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months, i.e. from August, 1st, 2013 until July 31, 2014. Any further monetary readjustment of the amount due under this Agreement shall only occur after 12 (twelve) months as from August, 1st, 2014.

3.4. The price is complete and it already includes costs/material, taxes, tariffs, administration fees, the CONTRACTOR's profit, charges and fees of all kinds, including any and all burdens arising from the performance of the works at nighttime and outside regular working hours, Sundays and bank holidays, that may be required for the fulfillment of this Agreement.
3.5. For the purposes of the provision of item “ii” of Clause 3.1 above, monthly measurements shall be performed, whilst the object of the measurement shall only be the services, materials and equipment proven to have been effectively executed, applied or used by the CONTRACTOR, including those which are subject to direct invoicing to the CONTRACTING PARTY, in accordance with Clause 3.2.1 above,.
3.6. The measurement of services effectively executed and which shall be the basis for the CONTRACTOR’s invoices, shall be performed monthly at the location of the Project, by the 25th (twenty fifth) day of each month, in accordance with the Physical and Financial Chronogram (ANNEX III). The CONTRACTING PARTY shall accompany the measurements, appointing an agent for such purposes, that may be its employee, or a subcontractor. The CONTRACTOR shall previously and monthly inform, in writing, the CONTRACTING PARTY, in respect of the day and hour in which the measurements shall be conducted, when the CONTRACTING PARTY shall refuse or accept to, in writing, accompany such activity.
3.7. The CONTRACTOR shall not be entitled to any indemnification, repayment or compensation, it being agreed that the CONTRACTOR shall only be entitled to remuneration for the supplies and services actually performed.
3.8. Regardless of the right to accompany the measurement mentioned in Clause 3.6 above, the CONTRACTING PARTY shall have five (5) business days following the CONTRACTOR’s presentation of the measurement reports, to analyze and make comment, in writing, on the sums presented and issue an opinion on the quality, amount and timeliness of the services. Should the CONTRACTING PARTY not agree with the measurement presented, the CONTRACTING PARTY shall explain to the CONTRACTOR, in writing, the reason(s) for its non-acceptance. The amounts relating to the undisputed items shall be paid in accordance with Clause 4.2 and followings below, and those relating to the amounts under dispute shall be owed upon maturity of the next

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installment, provided the CONTRACTING PARTY’s observations have been met in relation to those items it considered to be unfinished and/or not performed and/or if performed, were not in conformity as they should be.

4. FORM OF PAYMENT

DOWN PAYMENT

4.1 The receipt related to the amount mentioned in item “i” of Clause 3.1 shall be issued in the name of the CONTRACTING PARTY within 10 (ten) days as from the execution of this Agreement, as a down payment. The down payment shall be offset pro rata against the amounts indicated in the invoices issued in accordance with Clause 4.2 below during the Work of the Project. .
4.1.1 The payment shall be effected by the CONTRACTING PARTY within 15 (fifteen) calendar days as from the receipt mentioned in the previous clause.

THE INSTALLMENTS OF THE PHYSICAL AND FINANCIAL CHRONOGRAM

4.2 The invoices related to the amounts mentioned in items (i) and (ii) of Clause 3.1 shall be issued in the name of the CONTRACTING PARTY only upon the approval by the CONTRACTING PARTY of the respective measurement reports.
4.2.1 The CONTRACTOR shall issue the respective invoices within 10 (ten) days as from the approval of the measurement reports, in accordance with Clause 3.8. The payments shall be effected by the CONTRACTING PARTY within 15 (fifteen) calendar days as from the receipt of the invoice, except in the event of non- conformity of the invoice with approved measurement report presented in accordance with Clause 3.8 above.
4.2.2 The CONTRACTOR shall issue against the CONTRACTING PARTY only those invoices relating to the services performed, measured and approved beforehand by the CONTRACTING PARTY, based upon the monthly measurements provided in this Agreement, whilst the measurements and approvals of such should take place by the day of the month established herein, being limited to the maximum amount established in the Physical and Financial Chronogram contained in ANNEX III.
4.2.3. The invoices issued which are not in accordance with this Agreement shall not be considered for payment.

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4.2.4. All measurements of the services executed under the terms of this Agreement and which shall give rise to the invoices from the CONTRACTOR should be performed monthly, at an address indicated by the CONTRACTING PARTY, whilst the CONTRACTOR shall send a complete dossier on each measurement by the 10th (tenth) day of the month following the execution of the services, which shall include the following documents at the very least:

(i) A detailed report of all the services executed during the period, indicating any possible physical or financial delays and/or early completions of each service in relation to the established expectations;

(ii) A report on all the equipment, machines and tools used in the Project’s work during the month in question;

(iii) A report on all its effective Project works, performed not only by the CONTRACTOR, but also by its sub-contractors, with the respective professional qualifications being discriminated;

(iv) A budget forecast on disbursements to be made by the CONTRACTING PARTY for the forthcoming quarter;

(v) A summary of the technical, legal and administrative arrangements either implemented or to be implemented during the period;

(vi) A monthly photographic record showing the progress of the Project work.

4.2.5. Payment of the invoices issued on the terms and conditions established in clause 4.2. shall always consider the pro rata offset of the down payment amount actually received by the CONTRACTOR in advance in accordance with item “i” of clause 3.1.

RETENTION INSTALLMENT

4.3 The invoice related to the amount mentioned in item “iii” of Clause 3.1 shall be issued in the name of the CONTRACTING PARTY, within the term and in accordance with Clause 6, without prejudice to the necessity of compliance with this Clause 4.

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GENERAL CONDITIONS

4.4. The payment of the invoices issued by the CONTRACTOR is contingent to the presentation of documents that evidence the full payment of tax, labor and social security charges relating to the workforce employed either directly or indirectly through subcontractors in the rendering of services owed by the CONTRACTOR to the CONTRACTING PARTY. For such, the Parties define, in a non-finite matter, that they recognize as being proof of full payment of tax, labor and social security charges (proofs of payment relating to the month prior to the invoice(s) to be paid), but recognizing that this list is not limiting: (i) payment slips from the National Institute of Social Security (“INSS) in relation to social social security charges; (ii) payment slips for Municipal Tax on Services (“ISS”); (iii) and payment slips for the Unemployment Guarantee Investment Fund (“FGTS/GFIP”) relating to the personnel allocated to the work, direct or indirectly; (iv) a declaration, signed by the legal representative of the CONTRACTOR, stating the relationship of its employees and/or subcontractors working on the Work, the total sum of its payroll (or of any subcontractor) for the period, and that the payments presented relate to these employees; as well as any others that may come to be necessary in connection with the relevant governmental bodies and/or which may come into being; and (v) Measurement Reports containing the status of the services executed, under the terms outlined in this Agreement.
4.5. The CONTRACTOR’s and/or subcontractors’ employees’ monthly pay slips mentioned above shall be made available to the CONTRACTING PARTY, at the Project office, so that the CONTRACTING PARTY, or whosoever such may appoint, may have access to them, at any time, in order to perform any audits it may deem to be necessary.
4.6. The CONTRACTOR shall highlight on the invoice the percentage per activity and, if applicable, the amount corresponding to the amount “RETAINED FOR SOCIAL SECURITY”, stating on the same invoice the amount relating to the workforce, for the purposes of withholding the social security contribution (INSS) in accordance with applicable law.
4.7. Any billing made which is not in accordance with the regulations established herein shall be considered as being irregular, unless preceded by written authorization from the CONTRACTING PARTY, which shall return, forthwith, any invoice issued which has not respected the contractual provisions, obliging the CONTRACTOR to immediately

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cancel those which are returned as a result of such error, providing the CONTRACTING PARTY with proof of this procedure.

4.8. If there is a material error in the invoice, such will be returned to the CONTRACTOR for the due corrections to be made and payment of such shall be made within the established periods in this Agreement, such being counted as of acceptance of the corrected invoice. If the situation concerns a serious error, the invoice may only be re-presented once it has been remedied in such a manner as is acceptable to the CONTRACTING PARTY.
4.9. No invoice shall be paid by the CONTRACTING PARTY without the CONTRACTOR having proven the payment of all the tax, social security and labor contributions to which it, the CONTRACTOR, the subcontractors or contractors are subject, and all the legal norms and regulations to which they are bound have been proven to have been fulfilled. The proofs of the contributions paid and to be presented shall be those relating to the month prior to the execution of the services.
4.10. Noncompliance with the procedures established for billing shall render ineffective any document issued by the CONTRACTOR for the purposes of charging the CONTRACTING PARTY, especially debt securities, which shall be considered to be null and void and issued without cause, the CONTRACTOR being immediately required to formally cancel them and send the respective proofs of cancellation to the CONTRACTING PARTY.
5. LIABILITY OF THE PARTIES
5.1.     The CONTRACTOR's obligations include the following:

(i) Under its single and exclusive responsibility, to execute, coordinate and supervise the works of the Project, as well as provide all the materials, and specialized and useful labor necessary for the perfect execution, continuance and conclusion of the services here contracted, as well as furnish, in the form of a depository, that which is its responsibility, supplying everything that may be of importance to the execution of the works of the Project and that are sufficient to ensure the standard of quality and efficiency expected for its conclusion;

(ii) To recognize that the general conditions, deadlines, instructions, information, specifications, definitions, differences, plans, surveys, designs and briefs provided by the CONTRACTING PARTY itself or by third parties, do not exempt it from the responsibility, quality, safety, accuracy and good finishing of the works of the Project, or

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from the faithful fulfillment of the legal provisions and regulations applicable to the works here contracted or arising there from;

(iii) To execute the services employing engineering methods that are recognized and employed in works such as this, fully and strictly obeying the descriptions, approved plans, specifications and other elements, paying attention to the requirements regarding resistance of the materials and safety recommended by the Brazilian Association of Technical Standards, by the Works Code of the location of the Project and currently enforceable legislation;

(iv) Supply all the materials, equipment and tools and everything else necessary for the full execution and conclusion of the services here contracted, in accordance with this Agreement and its ANNEXES, strictly obeying the specifications defined by the CONTRACTING PARTY and the applicable technical norms. The CONTRACTOR may only acquire the materials and equipment related in the mentioned ANNEX IV with the prior authorization of the CONTRACTING PARTY and in strict observance of the suitable time of year for the acquisition of such, that is, as they are needed for the timely execution of the Work of the Project, with the CONTRACTING PARTY, for market reasons, having the right, at its sole discretion, to authorize the CONTRACTOR to make advance purchases and/or orders in its name, upon orders from such;

(v) To ensure that all those involved in the services here contracted use the individual safety equipment specifically designed for works such as that being contracted here, as well as supply Individual Protection Equipment (IPE) suitable for those employees to use for the execution of the services, verifying the effective use of such as determined by currently applicable legislation;

(vi) To assume full responsibility for all the salaries, charges (tax, labor and social security), tax payments, insurance, indemnifications, work-related accidents and all other expenditures arising from the labor relationship maintained with the labor allocated to the execution of the services, whether contracted directly or indirectly, assuming any and all responsibility for charges or actions, such constituting the sole onus of the CONTRACTOR, which hereby recognizes its role as sole employer and exempts the CONTRACTING PARTY from any direct or indirect responsibility;

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(vii) Whenever requested by the CONTRACTING PARTY and periodically as necessary, to provide the relevant proofs of payment of taxes and duties inherent to its activities and those arising from this Agreement, such which will allow the CONTRACTING PARTY to accompany the enrollment and registration in the ‘CEI’ (INSS Specific Registration) which should be arranged by the CONTRACTOR, as well as the obtaining of the CND (Debt Clearance Certificate) relating to the Project works, it being at the sole discretion of the CONTRACTING PARTY whether it directly provides the mentioned enrollment and registration and obtaining of the CND;

(viii) To take responsibility, in the same way, for all the acts that it practices or which its employees, subcontractors, agents or other persons practice, who in one way or another, are connected to the CONTRACTOR in the performance of the services that such shall provide to the CONTRACTING PARTY, as well as any damages or accidents that occur, responding in civil and criminal matters, including for third parties, and exempting the CONTRACTING PARTY from any civil, environmental, property, labor, social security or tax responsibility or any other order arising from the execution and/or non-execution of the services and supply of materials to the CONTRACTING PARTY, immediately assuming any and all charges, indemnifications, expenses and duties, fines and/or infractions arising from its acts, exempting the CONTRACTING PARTY from any and all responsibilities, be they with regard to third parties, or any municipal, state or federal body;

(ix) To comply with the legislation concerning Environmental Policy and other provisions from the environmental agencies that regulate this Agreement, adopting all the measures and actions designed to avoid and/or correct damage to the environment, as well as adopt all the environmental safety measures, in accordance with the regulations imposed by the applicable municipal, state and federal legislation, under the penalty of being subject to the fines outlined herein, and to the compensatory penalties also applicable herein;

(x) Should there be defects or if the specifications and requirements of the plan(s) have not been met, to immediately perform the respective corrections at its own expense. If this is not done, the CONTRACTING PARTY may arrange for the execution of this work by third parties, making the corresponding cost deductions, relatively, to any amounts owed and still unpaid to the CONTRACTOR, or charge these sums at a later date through

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the applicable channels, together with indemnification for any losses and damages that such fact may have brought about;

(xi) To take responsibility for the behavior of its employees or subcontractors, being obliged to immediately replace them should they prove not to have the necessary technical skills or show satisfactory conduct or, further, whenever justifiably requested to do so by the CONTRACTING PARTY;

(xii) To take responsibility for the discipline, organization, cleanliness and supervision of the Project works, materials and locations upon which such is performed, supplying and coordinating the security necessary for the execution of the Project work. The CONTRACTOR should also regularly remove the waste, rubble or excess materials that may accumulate as a result of this Agreement from all the Project work areas;

(xiii) Cover all expenses concerning freight, delivery and removal of materials used for the execution of the contracted services, as well as supply all transport for the mentioned materials necessary for the execution of the contracted services, on the construction site;

(xiv) Maintain a “Works Log” book on the site of the Project, within which the engineer responsible for the work here contracted should record the facts relating to its progress, and relevant instructions, observations and complaints. In the same way, the CONTRACTING PARTY, at its sole discretion, may also record that which it feels is relevant, including but not limited to the records for the purposes of Clause 1.7.1;

(xv) To take responsibility for the risks relating to any loss, theft, burglary, damages or loss that the materials, tools, equipment or any other part of the services under its security may be subject to, in the form of a depository, once these materials and equipment have been acquired pursuant to this Agreement and through until its definitive acceptance of the Project, as well as acceptance of such by the municipal, state and federal agencies, public service concessionaires and similar, included in this definitive acceptance being the obtaining of the necessary “Occupancy Permit” (“Habite-se”) documents, acceptance of the Project by the municipality and obtaining of the Fire Department Inspection Certificate, if applicable, immediately replacing those which may be stolen, burgled, damaged or lost, whilst it may contract specific insurance for such eventualities at its own discretion and cost;

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(xvi) To coordinate its efforts together with the company/companies to be contracted directly by the CONTRACTING PARTY for: (i) evaluating the plans of the Project for the purposes of obtaining fee proposals for insurance for the property or otherwise: (ii) the monitoring and inspection of the execution of the Project works; (iii) besides others that may be contracted, such as in respect of assistance in obtaining the Environmental Licenses and Operation Permit;

(xvii) To coordinate its efforts together with the company/companies to be contracted directly by the CONTRACTING PARTY for the purchase of industrial equipment to be installed in the plant of the Project, such as the painting booth, porticos and overhead cranes, amongst others;

(xviii) To obey the instructions of the CONTRACTING PARTY, when and if necessary, with respect to relations with other companies that are working on the Project, simultaneously with the CONTRACTOR, performing other services that are not the object of the Agreement;

(xix) Maintain responsible and qualified professionals for the execution of the services contracted, such who should be present at the location of the Project. The CONTRACTOR’s technical and administrative team that is allocated to perform the services involved in the Project work should be directed by at least one (1) civil engineer, who is required to be domiciled and resident at Itú’s region, and who should demonstrate proven experience in the execution of works of the same nature as that of the Project, being contracted to work exclusively on the Project and to permanently remain on the site of such;

(xx) To undertake the immediate registration of the Project work with the Regional Board of Engineering and Agronomy (CREA), with delivery of the respective Technical Liability Annotation (ART) on the services, within ten (10) days of the signing of this Agreement, as well as, within the same deadline, assume technical responsibility for the works of the Project with the local Municipal Council;

(xxi) To take full responsibility for any activities that may be harmful to the environment, such arising from omissions or actions it performs or which are performed by its employees,

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agents, service providers or any other individual or company connected to it, in connection with the execution of the services that are the object of this Agreement. Non-compliance with the provisions of this item shall subject the CONTRACTOR to termination of the Agreement, such being its own fault, without affecting its responsibility to cover the losses and damages caused to the CONTRACTING PARTY or to third parties, or the fines established by those bodies responsible for the protection of the environment.

(xxii) To make all measures for its employees and/or subcontractors to strictly comply with the regulations relating to cleanliness, health and hygiene and to the prevention of accidents recommended for similar services, obliging its employees and/or subcontractors to use the respective safety equipment. In this respect, the CONTRACTOR shall guarantee, during the whole term of this Agreement, the correct preparation and maintenance of the PPRA and PCMSO in respect of all workforce used in the Project, whether its own employees or subcontractors’ employees;

(xxiii) To immediately halt any activity that does not concur with the provisions of this Agreement or with legal requirements, whenever requested to do so by the CONTRACTING PARTY or by any competent authority, whilst this also applies to any activity that is not being executed in accordance with good technical practices or which is placing the security and/or assets of the CONTRACTING PARTY or third parties at risk;

(xxiv) To remove to an appropriate location, such being accepted by the CONTRACTING PARTY and being duly licensed by the environmental authorities, all waste arising from the execution of the services and, upon completion of the Project works, arrange, at its own cost and risk, for the removal of materials, equipment, debris and tools, returning the Project locations free, clear and unencumbered of persons and items, with the construction site being left definitively clean and free of debris;

(xxv) To coordinate the plans necessary for the execution of the Project work, including special plans, regardless of their nature, it being clear that even when such are executed by third parties, they are always to be recognized as being under its sole responsibility;

(xxvi) To program the execution of the services in accordance with the conditions established in the physical and financial chronogram outlined in ANNEX III, complying

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with the deadlines and conditions established herein, and keeping the CONTRACTING PARTY informed at least weekly in relation to the Work of the Project and the services performed, or immediately, whenever a problem arises in the execution of the services or compliance with the abovementioned chronogram, whilst it should also supply the CONTRACTING PARTY, at any time and whenever requested, with information or details considered to be missing in relation to the execution of the services;

(xxvii) To assemble, move and supply maintenance of sheds, deposits, refectories, bathrooms, changing rooms and offices possibly used to meet the needs of the Project works and operation of the personnel, as well as temporary connections (lighting, meters, energy outlets, etc.) for energy, electricity, water, waste and telephones;

(xxviii) Provide temporary and permanent connections for water and waste, as well as temporary connections for electricity and telephones, from their access points outside the Project location to the general entry points; whereas its responsibility for payment of the respective consumer costs arising from the connections will terminate together with the definitive delivery of the Project, under the terms and conditions established herein. The CONTRACTOR also undertakes to assist CONTRACTING PARTY on the procedures with the public service concessionaires in order to obtain permanent connections for electricity and telephone;

(xxix) To take all precautions and care in order to guarantee the integrity and security of workers and bystanders during the execution of all the stages of the Project works, taking responsibility for any damages caused or losses that may possibly occur;

(xxx) To provide, at the end of the services necessary for the final delivery of the Project, the certificates of guarantee/manuals containing instructions for the use, conservation and upkeep of all that constitutes the Project, especially its installments and equipment;

(xxxi) To hold the CONTRACTING PARTY, its partners, administrators, managers, employees and representatives (“RELATED PERSONS”) harmless from any action, complaint, indemnification, damage or responsibility relating to this Agreement or resulting from it, as well as immediately indemnify and repay all such persons with all expenses, including attorneys’ fees incurred or relating to the defense of any process or order, be it judicial or extrajudicial, relating to this Agreement, especially where such is

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of a labor, tax, environmental or civil liability nature, filed by third parties, in which the CONTRACTING PARTY becomes involved. Should any form of litigation occur, such involving acts or facts relating to this contractual arrangement, in which the CONTRACTING PARTY and/or connected persons figure as a party, plaintiff, defendant, joint party, assistant or opponent, the CONTRACTOR is obliged, at its own expense, to challenge and present all legally applicable resources, and not close the claims by means of judicial or extrajudicial settlement, waiver, recognition of rights, withdrawal or any other form of litigation arrangement, without the express prior agreement of the CONTRACTING PARTY with the terms that it will put an end to the claim. Should the CONTRACTING PARTY and/or RELATED PERSONS occasionally be ordered to indemnify or make any payment as a result of this contractual arrangement, the CONTRACTOR will indemnify and repay the costs incurred, without the CONTRACTING PARTY and/or the abovementioned RELATED PERSONS, at any time, being held responsible for any indemnifications, including those involving lost profits, related to or arising from this contractual arrangement;

(xxxii) To maintain the property where the Project is located free and clear of any liens, debts, encumbrances, charges, obligations, risks and others, as well as immediately indemnify and reimburse the CONTRACTING PARTY of any and all expenses, including but not limited to attorney fees incurred or deriving from the judicial, extrajudicial or administrative proceeding connected with acts or omissions of the CONTRACTOR that may affect the property where the Project is located, particularly those related to labor, tax, environmental and civil liability matters virtually proposed by third parties;

(xxxiii) To inform the CONTRACTING PARTY whenever there are modifications to the current tax or labor legislation, especially, but not limited to, the payment of taxes by the CONTRACTOR for the issuance of Invoices to the CONTRACTING PARTY. Should such modifications mean benefits, advantages, rebates or reductions in payment, the CONTRACTOR is obliged to assess the amounts corresponding to the benefits/advantages/rebates/reductions, dividing them into equal parts (50%/50%) at the right time, that is, during the month of the assessment;

(xxxiv) To respect and adopt the suggestions made by the CONTRACTING PARTY in relation to subcontractors that become necessary for the execution of services or installation

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of equipment, such as, but not limited to: catering; painting booth service provider; supplier of shot blast;

(xxxv) To inspect or cause to be inspected all materials and equipment to be incorporated in the Project and to reject those items not in compliance with the requirements of this Agreement. CONTRACTOR also shall oversee the manner of incorporation of the materials and equipment in the Project and the workmanship with which such materials are incorporated. CONTRACTOR shall require the subcontractors to perform the subcontracts in accordance with the relevant requirements of this Agreement and, in performing the duties incident to such responsibility, CONTRACTOR shall issue to the subcontractors such directives and impose such restrictions as may be required to obtain compliance by the subcontractors with the terms of the subcontracts and the relevant terms of this Agreement. CONTRACTOR shall establish management control systems and provide construction management services for the Work of the Project in accordance with the standards of performance set forth in this Agreement;

(xxxvi) To procure and pay for, in CONTRACTOR’S name as an independent contractor and not as agent for CONTRACTING PARTY, all CONTRACTOR and subcontractor labor, materials, equipment, supplies, manufacturing and related services (whether on or off the Property) for construction of and incorporation into the Project which are required for completion of the Project in accordance with this Agreement and are not explicitly specified to be furnished by CONTRACTING PARTY pursuant to this Agreement. All such items shall be new and of the specified highest quality, and free from improper workmanship or defects;

(xxxvii) During performance of the services contemplated by this Agreement, to arrange and pay for the provision of waste disposal services, electricity, water, telephone, and any other necessary utilities or services in sufficient quantities to enable Contractor to perform the services and other work required hereunder;

(xxxviii) To subcontract for the performance of all or part of the Work to be performed pursuant to this Agreement. In the event Contractor elects to subcontract any part of the work to be performed with any other third party, it shall notify CONTRACTING PARTY at least ten (10) calendar days prior to the date of the execution of the corresponding agreement. In the event CONTRACTING PARTY has reason to object to the

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subcontracting in question, it shall notify Contractor of its reasons within five (5) calendar days from the day on which CONTRACTING PARTY received such notice in which case Contractor shall not execute the agreement in question. If CONTRACTING PARTY does not notify Contractor of any objections within such five (5) day period, CONTRACTING PARTY shall be deemed to have approved Contractor’s subcontracting, and Contractor shall have the right to proceed with the agreement. CONTRACTING PARTY shall not unreasonably object to any subcontracting proposed by Contractor;

(xxxix) To undertake to immediately protect, indemnify and hold the CONTRACTING PARTY harmless from and against any and all liabilities of any nature, including, without limitation, tax and labor liabilities. For such purposes, liability(ies) shall mean the amount of any loss (whether accrued, contingent or otherwise), including damages, sanctions, demands, claims of whatever nature, including but without limitation, judicial, administrative and arbitration proceedings, provisions, liabilities, costs, penalties, indemnities, expenses (including reasonable attorney’s fees), or any other kind of damages, whether accrued or contingent, as a result of any event related to the CONTRACTOR’s own activities and business.

5.2. The CONTRACTING PARTY's obligations include the following:

(i) Provide the CONTRACTOR, if necessary and in addition to the information and specifications that are already outlined herein, with technical information and information on internal administrative regulations and procedures, security and quality, or any other information which, at its sole discretion, it has deemed to be necessary for the fulfillment of this Agreement;

(ii) Halt the services underway, entirely or partially, at any time, whenever it considers such a step to be necessary; refuse any service or material that does not meet the specifications established herein or, in a more wide-reaching sense, are not in line with the attributes compatible with the Work of the Project; without any responsibility being imputed to it in any sense should it not be heeded, and accept or refuse companies and/or professionals contracted or indicated by the CONTRACTOR as suppliers or subcontractors, at CONTRACTING PARTY’S sole discretion;

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(iii) Notify the CONTRACTOR whenever it recognizes or becomes aware of an infraction to any of the provisions outlined herein, applying the relevant penalties and, when necessary and whenever the infraction requires it, adopt actions to suspend, deduct or retain payments to the CONTRACTOR;

(iv) Withhold, for due payment, those sums corresponding to taxes or other possible charges falling on the payments owed to the CONTRACTOR, as stipulated by the law;

(v) The CONTRACTING PARTY shall also release the payment after approval of the inspections and reports mentioned herein, as well as after the issuance of the respective invoices within the accepted period, as stated in this Agreement.

6. RETENTION

6.1. In order to guarantee the execution of the services here contracted and to ensure performance of all the responsibilities charged to the CONTRACTOR, including possible labor, civil, social security or tax receivables for which it is responsible that may possibly be pending following the termination of this Agreement, the CONTRACTING PARTY shall retain from the CONTRACTOR a sum corresponding to five percent (5%) of the total sum of the price of the Agreement (“Retention”), also stressing that the release of these sums shall only take place upon final acceptance of the Project, without affecting the other discounts outlined herein or established by applicable legislation.
6.2. The sums retained by the CONTRACTING PARTY, under the terms of this Clause, shall not be released in any form to the CONTRACTOR should such party interrupt or provide cause for interruption, in whole or in part, of the fulfillment of this Agreement before it has ended, without prejudice to the penalties outlined herein, or the charging of losses caused to the contracting parties.
6.3. Should the value of the retained sum in cash be used during the execution of the services outlined herein, regardless of the reason, the CONTRACTING PARTY is authorized to retain extraordinary sums, with no limit on the sum, for reestablishment of the guarantee, until the previously accumulated sum has been reached.
6.4. The total amount of the Retention in cash provided by the CONTRACTOR in the above-mentioned form or, in the case of use without later replacement, the sum which remains, shall be released to the CONTRACTOR, within twenty one (21) days of the

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signature date of the Term of Delivery of the Work, which shall be issued as per clause 8.3.

7. PENALTIES

7.1. In the event of noncompliance by the CONTRACTOR of any of the Milestone Dates listed in chronogram indicated as ANNEX V within the terms set out thereof and in accordance with the conditions duly approved by the CONTRACTING PARTY as per Clause 8 below, the CONTRACTOR shall be subject to a daily penalty corresponding to 0.05% (zero point five percent) of the value of such item, limited to 10% (ten percent) of the value of the item, without prejudice to the CONTRACTING PARTY's right to terminate this Agreement and claim indemnification for losses and damages.
7.1.1. Notwithstanding the immediate imposition of the penalties established in the previous clause, in the event that the CONTRACTOR provides for the definitive delivery of the Project within the term set out in clause 2.2. herein and in accordance with the conditions duly approved by the CONTRACTING PARTY, the penalties potentially charged by the CONTRACTING PARTY against the CONTRACTOR for the noncompliance of the terms established in the Milestone Dates during the course of the Work of the Project will revert in favor of the CONTRACTOR and must be paid by the CONTRACTING PARTY simultaneously with the retention installment mentioned in clause 4.3 of this Agreement.
7.2. In addition to the above-mentioned, in the event of late delivery of the Project in noncompliance with the terms of this Agreement, the CONTRACTOR shall be subject to a monthly penalty corresponding to 2% (two percent) of the updated fixed global price of this Agreement, being the first penalty triggered on the first business day after the term agreed for the delivery of the Project and the remaining ones on the same day of the following months until the final conclusion of the Project in accordance with this Agreement, without prejudice to the penalty set out in Clause 7.1 above.
7.3.      In the event of noncompliance of the obligations set out in this Agreement by any party, expect for those contemplated in Clauses 7.1 and 7.2, the infringing party shall be subject to a penalty corresponding to 2% (two percent) of the amount of this Agreement, without prejudice to the termination of this Agreement in accordance with Clause 9.1, subject to the other party´s right to claim indemnification for losses and damages.

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7.3.1 The Parties agree that the termination of this Agreement in accordance with the provisions of Clauses 9.2 and 9.3. below will not result in any penalties or compensation.

7.4. In the event of noncompliance with payment obligations by either party, the infringing party shall incur a penalty of 2% (two percent) of the current amount of the debt, increased by interest at the rate of 1% (one percent) per month, plus adjustment for inflation purposes in accordance with the price index called "IGP-MG/FGV".
7.5. The CONTRACTOR expressly authorizes the amount of the penalties possibly imposed pursuant to the terms hereof to be offset from the amounts owing to it by virtue of fulfillment of this Agreement, including from the retention amount mentioned in Clause 6 of this Agreement.
8. ACCEPTANCE OF SERVICES
8.1. The locations upon which the Project work has been performed should be delivered in a perfectly clean state by the CONTRACTOR, as should the Project with all the permanent connections executed and accepted by the public service concessionaires.
8.2. The delivery of the Work and the drafting of the Term of Delivery of the Work shall follow the order outlined below:
(i) Upon completion of the services, the CONTRACTOR shall formally communicate the date of the delivery of the Project to the CONTRACTING PARTY;

(ii) The CONTRACTING PARTY shall have a period of ten (10) days to perform inspections together with the CONTRACTOR, occasion in which it shall inform the latter, in writing, the list of pending items and repairs necessary for the complete fulfillment of the obligations set out in this Agreement and the final delivery of the Project (“Check List”);

(iii) The CONTRACTOR shall have a maximum of thirty (30) days to, if necessary, execute the required services listed in the Check List, after which, having been reviewed and approved by the CONTRACTING PARTY, the Project shall be received, in writing, by the CONTRACTING PARTY, in accordance with the regulations established herein;

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(iv) If, following the period noted in paragraph “iii” above, defects and/or repairs continue to be necessary, the CONTRACTING PARTY, or whosoever it elects, is permitted to proceed with any repairs or other services necessary for the conclusion of the Project, or furthermore, at its sole discretion, grant the CONTRACTOR with a deadline by which the defects should be resolved. The amounts disbursed by the CONTRACTING PARTY on such services should be offset against the balance owed to the CONTRACTOR or, should such be insufficient, they shall be charged to the CONTRACTOR and/or reduced in whole or in part from the sums relating to the Retention, to which the CONTRACTOR declares its express agreement;

(v) When the CONTRACTOR communicates to the CONTRACTING PARTY, in writing, the full completion of the services outlined in the inspection report referred to in paragraph “iii” above, a new joint inspection will be performed over the subsequent ten (10) days, with the aim of formalizing the definitive delivery of the Project and the delivery of the Term of Delivery of the Work.

8.3. For the Term of Delivery of the Work to be issued, the CONTRACTOR shall deliver the documentation listed below to the CONTRACTING PARTY:

(i) INSS Debt Clearance Certificate (known as “INSS-Obra”);

(ii) ISS Debt Clearance Certificate, also in the name of the CONTRACTING PARTY, if applicable, referring to the construction services that are the object of this Agreement;

(iii) Certificate of Conclusion (“Occupancy Permit”) by the local Municipal Council;

(iv) Manuals for Operation and Maintenance of the Building, systems and equipment, as well as the respective certificates of guarantee from the manufacturers and suppliers when applicable;

(v) “AVCB” or document required by the Fire Department;

(vi) Final “As Built” Plans/Designs faithfully representing the urbanization, paving and infrastructure services, and the construction and installations executed.

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8.4. Upon delivery Term of Delivery of the Work, the CONTRACTOR shall receive the Performance Bond contemplated in item “ii” of Clause 10.1.1 of this Agreement.

9.	TERMINATION

9.1.    The CONTRACTING PARTY shall be entitled to terminate this Agreement, at any time, upon the CONTRACTOR's default, and the latter shall not be entitled to any claim or indemnification upon the occurrence of any of the events listed below, without prejudice to the other cases expressly provided herein:

(i)Petition for its court-assisted or out-of-court restructuring and/or bankruptcy;

(ii)Negligence in providing the services set out in this Agreement, in the organization and management, as well as noncompliance with the design and/or specifications, after receipt of written warning thereof from the CONTRACTING PARTY;

(iii)Noncompliance with the labor, social security and tax related obligations arising from this Agreement, including, but not limited to, the occurrence of lack of payment of salaries, allowances, regular advances, transportation or meal vouchers, or meals to its employees or service providers;

(iv)Noncompliance with orders or instructions formally issued by the CONTRACTING PARTY or its representative;

(v)Transfer, assignment or subcontracting of any or all of the services hereunder without the written consent of the CONTRACTING PARTY.

9.2.    At any time during the term hereof, and should it be in its interest, with no need to express the reason for and upon mere written notice to the CONTRACTOR, the CONTRACTING PARTY may unilaterally and immediately terminate this Agreement and pay solely for the services approved in the monthly measurements in accordance with the provision of Clauses 3 and 4 above and in any other item set out in this Agreement,

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and no penalty nor compensation of any kind may be claimed by the CONTRACTOR in such event.

9.3.
In case it is not possible for the CONTRACTING PARTY to authorize the CONTRACTOR to start the services in respect of the Work, in accordance with the terms and conditions of Clause 2.2. above, due to the denial of the environmental licensing for the Project, the CONTRACTING PARTY may terminate this Agreement, and the CONTRACTOR will reimburse the CONTRACTING PARTY the amount paid as down payment mentioned in item “i” of clause 3.1. above, without monetary adjustment, deducting from the same the amount in respect of the services effectively provided by the CONTRACTOR to the CONTRACTING PARTY, specifically the ones in respect to the execution and approval of the plans for the Project, in accordance with the Physical and Financial Chronogram included hereto as Attachment III.

9.3.1.    It is hereby authorized the termination of the Agreement by the CONTRACTING PARTY in case the environmental licensing is still under analysis by January 31, 2014, in which case terms and conditions of the preceding clause 9.3 shall apply.
9.3.2.    The CONTRACTOR shall issue an invoice in the name of the CONTRACTING PARTY in relation to the services effectively provided by the CONTRACTOR to the CONTRACTING PARTY in accordance with the preceding clauses.
9.4.    If this Agreement is terminated due to default or unilaterally, the procedures listed below shall be followed:

(i)The CONTRACTING PARTY shall authorize the payment of the invoices referring to the services satisfactorily performed until the date of termination, with the amount corresponding to possible penalties and other debts attributed to CONTRACTOR being deducted. Should there be a balance in favor of the CONTRACTING PARTY, the CONTRACTING PARTY shall be reimbursed by the CONTRACTOR no later than seven (7) business days as from the termination for default or unilateral termination;

(ii) The CONTRACTING PARTY shall have the right to take possession as well as immediate and exclusive control of the Project works either executed or in progress, and of the materials deposited on the construction site, and may use the necessary equipment to continue with the Project works in order for there to be no interruption in the services, whilst under such scenario, the CONTRACTING PARTY will pay the CONTRACTOR

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for the materials and equipment of which it has taken possession, providing remuneration at a fair market price; and

(iii) The CONTRACTOR shall be required to deliver or return all documents, reports, designs and any objects in its possession to the CONTRACTING PARTY, within twenty-four (24) hours as of the termination due to default or unilateral termination, irrespective of any notice by CONTRACTING PARTY.

10. INSURANCE

10.1. The CONTRACTING PARTY shall contract and pay the premium on the insurance policies listed below, such relating to the implementation of the Work during the performance of the Project Work:

(i) Cross Liability Insurance;

(ii) Engineering Risk Insurance.

10.1.1 The CONTRACTOR shall contract: (i) the insurance against accidents at work whose coverage must be for the CONTRACTOR and subcontractors, shall not be inferior to the minimum established by the Collective Labor Convention of the professional category and (ii) a “Performance Bond” in the amount of ten percent (10%) of the total sum of this Agreement, both of them being contracted with a top-class insurance firm previously approved by the CONTRACTING PARTY, being the latter declared as beneficiary of the Performance Bond mentioned in item “ii” of this Clause 10.1.1.
10.1.2.    The Performance Bond shall be available to CONTRACTING PARTY until (i) the delivery of the Term of Delivery of the Work, (ii) the date on which this Agreement is terminated, or (iii) the date on which CONTRACTING PARTY draws down the Performance Bond in its entirety, whichever date occurs first.
10.1.3. CONTRACTING PARTY may draw upon the Performance Bond in the event that:

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a)	CONTRACTOR’s default persists beyond the applicable cure period, if any, and CONTRACTING PARTY does not exercise its right to terminate the Agreement;

b)	CONTRACTOR’s default persists beyond the applicable cure period, if any, and CONTRACTING PARTY exercises its right to terminate this Agreement;

c)
CONTRACTING PARTY intervenes in the performance of the services in accordance with this Agreement and the completion costs of the Project exceed the contract price less the amount previously paid to CONTRACTOR;

d)
Contractor fails to achieve final delivery of the Project within the term established in Clause 2.2. above, except for the cases mentioned in Clause 2.8 above, and CONTRACTING PARTY has the right to collect late delivery penalties as provided in clause 7.2 of this Agreement; or

e)	CONTRACTING PARTY is entitled to reimbursement under this Agreement.

10.2. The CONTRACTOR shall deliver proof of the insurance described in Clauses 10.1.1 and 10.6 of this Agreement to the CONTRACTING PARTY within 45 (forty five) days at the most, counted as from the signing of this Agreement, with its premiums duly paid, whilst proof of the contracting of such insurance shall also be sent to the CONTRACTING PARTY.
10.3. All insurance policies shall be kept in effect and fully valid until the effective acceptance of the Project by the CONTRACTING PARTY, in the manner and conditions outlined in this Agreement.
10.4. The obtaining, by the CONTRACTOR, of the Performance Bond and other insurance required in this Chapter does not have any effect in reducing, lessening or affecting the obligations of such party, which shall also acquire any additional insurance that is required by the law.
10.5. Payment of the insurance deductibles arising from possible losses that may occur shall always be the responsibility of the CONTRACTOR, regardless of the responsibility of the party contracting the insurance and is an integral part of the value of this Agreement.
10.6. In addition to the insurance above mentioned, the CONTRACTOR will obtain a contract of Guarantee Insurance, in the amount equivalent to the down payment established

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in item “i” of clause 3.1. above, to assure the reimbursement of the down payment to the CONTRACTING PARTY, in case of termination of this Agreement.
10.6.1. The guarantee insurance mentioned in the preceeding clause shall be contracted by the CONTRACTOR, with a top-class insurance firm, previously approved by the CONTRACTING PARTY, within 15 (fifteen) days, counting from the date of this Agreement. The contracting of such insurance, as well as proof of the premiums duly paid, shall also be sent to the CONTRACTING PARTY as a condition precedent to the payment of the down payment in accordance with clause 4.1. above.
10.6.2. The policy of the guarantee insurance mentioned in this section shall be kept in effect and fully valid until the effective and full offset of the amount mentioned in item “i” of Clause 3.1 against the due payments in respect of the monthly measurements, in the manner and conditions outlined in this Agreement. The amount of the guarantee insurance shall be pro rata reduced to the extent of the implementation of the above-mentioned offsets.

11. GUARANTEE
11.1. The CONTRACTOR guarantees the quality, hardiness, safety and technical perfection of the Project work to be executed by the CONTRACTOR for a period of five (5) years, as established in article 618 of the Brazilian Civil Code, counting from the final acceptance date of the Work and Project as established herein, and characterized by the Term of Final Receipt of the Work, with reciprocal release, signed between the Parties. The technical guarantee offered here covers any and all defects discovered due to the poor execution of the work covered herein, including those not covered by the above-mentioned legal provision, obliging the CONTRACTOR to effect all the repairs necessary that have been caused by errors or faults in the execution of the services, also obliging the CONTRACTOR to redo the work as soon as the errors or faults have been discovered or complained about by the CONTRACTING PARTY, as many times as may prove to be necessary, observing the provisions of Clause 13.3 below.
11.2. The CONTRACTOR guarantees, furthermore, for the period of time contemplated by law, or, if greater, for a period established by the respective manufacturers, counted as from the delivery of the Project, the quality and perfect working condition of the materials, equipment, installations and all the other components it has supplied and employed on the Project, including the mentioned periods of time starting from the date of delivery of the installations, tested and approved by the CONTRACTING PARTY and by the public service concessionaires, promising to fix or substitute, in whole or in part what is found

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to be defective or with the imperfections, duly proven, in the materials, manufacturing or installation.
11.3. All the services which show defects, errors, faults or irregularities for reasons attributable to the CONTRACTOR, its subcontractors, suppliers or any other of its representatives or, furthermore, as a result of the employment of insufficient or unqualified workforce, shall be disassembled and redone by the CONTRACTOR, at its own expense, within a period of time that shall be determined by the CONTRACTING PARTY, without any change being made to the contractually agreed term.
11.4. Should the CONTRACTOR not promptly meet the requests for correction, the CONTRACTING PARTY may mobilize the necessary resources, including contracting third parties to complete the services that remain pending which costs shall be reimbursed by CONTRACTOR to CONTRACTING PARTY. The CONTRACTING PARTY also has the right to demand completion by means of applicable judicial measure should the balance of credit owed to the CONTRACTOR not be sufficient.

12. CONFIDENTIALITY

12.1.    For the purposes of this Agreement, “Confidential Information” means any and all information received by the CONTRACTOR or its employees and which is not generally known to the market in which the CONTRACTING PARTY operates or may operate in the future, and, further information which should obviously be considered confidential information concerning the affairs and objectives of the CONTRACTING PARTY, including the very existence of this Agreement, as well as any other data, technical or “ specifications relating to the Project.
12.2.    For a period of five years as from the last service rendered to the CONTRACTING PARTY, all confidential information shall remain undisclosed by the CONTRACTOR and its employees and subcontractors, and it shall not be disclosed to any third parties. The CONTRACTOR must abstain from holding any meetings with third parties in regard to the services hereunder without the prior and express authorization of the CONTRACTING PARTY and, further, without the presence of one of its representatives.
12.3.     The CONTRACTOR further agrees not to use any confidential information received from the CONTRACTING PARTY for any other purposes, except as required for the purposes of certain agreements between the CONTRACTOR and the CONTRACTING PARTY.

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13. MISCELLANEOUS

13.1. The CONTRACTOR may not transfer or assign, in whole or in part, this Agreement or the obligations and rights provided herein, without the prior and express written consent of the CONTRACTING PARTY.

13.2. This Agreement and its respective annexes faithfully and wholly represent the entire understanding between the Parties and shall supersede all other prior negotiations, representations and agreements, whether oral or written. This Agreement may be amended only through a separate written instrument signed by both contracting parties.
13.3. All notices, requests, claims, and other communications required herein shall be made in writing and be signed by or on behalf of the sender and delivered by e-mail, pre-paid registered or first class mail, return receipt requested, or by express courier service or, further, by personal delivery, to the addresses stated in the preamble to this Agreement.
13.3.1. For the purposes of Clause 13.3 above, only the following e-mails shall be deemed valid:
If to the CONTRACTING PARTY:

Matheus de Carvalho Thaumaturgo
matheus.thaumaturgo@nmhg.com and
Darwin Scussel
darwin.scussel@nmhg.com

If to the CONTRACTOR:

toda@toda.com.br and
Paulo Roberto Morais
pauloroberto@toda.com.br
13.3.2. Any change of address may only be communicated, in writing, by either Party, with notice of receipt.

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13.4. Either party's failure to enforce compliance, in due time and manner, with any clause or condition provided herein, shall be deemed as mere tolerance and shall not imply its renewal, nor the relinquishment of the right to enforce it in the future, without affecting the enforceability and validity of this instrument and the conditions hereof.

13.5. This Agreement is binding upon the Parties and their successors for whatever reason, being an extrajudicial, enforceable instrument pursuant to article 585, item II of the Brazilian Code of Civil Procedure.
13.6. Any amendment, renewal or modification of this Agreement shall be valid only if signed by the Parties, together with two (2) witnesses, expressly stating the provisions which have been suppressed, amended or changed.
13.7. Except in the events provided herein, this Agreement is executed on an irrevocable and irreversible basis, without any right to reconsideration, and it shall be binding upon the Parties and their successors for whatever reason.
13.8. In the event of any discrepancy or conflict between the provisions of this Agreement and the other annexes that are a part hereof, the provisions set forth in this Agreement shall prevail. In the event of cases unforeseen in this Agreement, the information contained in the annexes attached hereto, and which are an inseparable part of this instrument, shall prevail.
13.9. Nothing contained in this Agreement shall create a joint venture or association relationship between the Parties, and neither Party shall have the power to bind the other, in any manner, as a result of the relationship created pursuant to the terms hereof.
13.10. This Agreement shall be valid and effective as from this date and shall remain in full force and effect until final completion of all activities involved in the services in conformity with the terms and conditions established herein, without prejudice to any liabilities, obligations and rights which, notwithstanding the expiration hereof, shall remain in force so that they may produce their respective effects.
13.11. If, for any reason, any of the provisions of this Agreement become or be held invalid, illegal or unenforceable by any court with competent jurisdiction, the Parties shall negotiate other provisions in good faith to replace them, which shall not be invalid, illegal or unenforceable and are capable of maintaining, to the maximum extent possible, in all circumstances, the balance of their business interests. In this event, the other provisions hereof shall not be affected thereby, but rather, shall remain in full force and effect.

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13.12. Any supervening documents that may be established in accordance with the contractual conditions set forth herein shall be valid only if signed and delivered by the representatives designated by the Parties.

14. DISPUTE RESOLUTION

14.1. Any dispute or claim arising from this Agreement or relating to it or concerning its violation (jointly to be referred to as “Disputes”) shall be resolved by means of amicable negotiation between the Parties.
14.2. Should an agreement not prove to be possible, the case under dispute shall then be forwarded for arbitration and resolved by such means, in São Paulo, in accordance with the norms of the Arbitration Center of the American Chamber of Commerce in São Paulo (“Amcham”). To start the arbitration proceedings, one of the Parties shall notify Amcham, which will send a copy to the other Party. The Parties shall agree with the nomination of a single arbiter within ten (10) days counting from notification of the start of the proceedings. Should the Parties not manage to nominate a single arbiter, the President of Amcham will undertake to make such nomination. The sole arbiter shall apply the laws of Brazil. The arbitration shall be performed in the Portuguese language. The appraisal, which shall bind both parties, shall be issued in written form by the arbiter within one hundred and eighty (180) days counting from the initiation of the arbitration proceedings (whilst such period may only be extended upon the mutual agreement of the parties and the arbiter). The possibility of submitting Disputes to arbitration or not shall also be determined by the arbiter. The Parties shall take equal responsibility for the shelving costs and Amcham’s other administrative costs, as well as the arbiter’s fees and expenses. Law 9.307/1996 (the “Arbitration Law”) shall regulate the interpretation and compliance with this Clause.
14.3. For the purposes established in Article 7 of the Arbitration Law, the Parties agree to submit themselves, solely for the purposes of the resolution of such matters, to the jurisdiction of the judicial district of São Paulo, State of São Paulo, Brazil.

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In witness whereof, the parties have executed this Agreement in three (3) counterparts of the same content and for one and the same purpose, in the presence of the witnesses also signing below.

São Paulo, October 31, 2013.

/s/ Hugo Moraes Barros
NACCO MATERIALS HANDLING GROUP BRASIL LTDA.
CONTRACTING PARTY

/s/ Satoshi Mikami	/s/ Tetsuya Yamada
CONSTRUTORA TODA DO BRASIL S/A
CONTRACTOR

Witnesses:

/s/ Lucio A. Nubile
Name: Lucio A. Nubile
ID: 8.965.404

/s/ Osvaldo Y. Nagasawa
Name: Osvaldo Y. Nagasawa
ID: 9.546792-7

1    Working translation only; the Portuguese version governs.